Exhibit 99.1

Atrium Therapeutics Reports Third Quarter 2026 Financial Results

— First patient dosed with ATR 1072 in the Corventis™ Phase 1/2 clinical trial in PRKAG2 syndrome —

— Nonclinical data showed ATR 1072 reversed cardiac glycogen accumulation and improved features of PRKAG2 syndrome —

— Pro-forma cash balance at the end of September 2026 was $293.6 million with anticipated cash runway through 2028 —

SAN DIEGO, November 12, 2026 / PRNewswire/ – Atrium Therapeutics, Inc. (Nasdaq: RNA) (“Atrium,” “Atrium Therapeutics,” or the “Company”), a biopharmaceutical company advancing precision cardiology by developing RNA therapeutics targeted to the heart, today reported financial results for the third quarter ended September 30, 2026, and highlighted recent progress including dosing of the first patient in Corventis, its Phase 1/2 clinical trial of ATR 1072 in PRKAG2 syndrome, nonclinical data showing ATR 1072 reversed cardiac glycogen accumulation, and a $50 million private placement that extends its cash runway through 2028.

“The last eight months have marked many firsts for Atrium, building toward our transition to a clinical stage company with the initiation of Corventis, the first clinical trial ever to target the root cause of PRKAG2 syndrome,” said Kathleen Gallagher, President and Chief Executive Officer of Atrium Therapeutics. “Our recent presentation of compelling nonclinical data continues to strengthen our belief that by addressing the underlying cause of PRKAG2 syndrome we can impact features of the disease. We remain focused on advancing our pipeline to deliver on the promise of precision cardiology for people impacted by genetic cardiomyopathies.”

“Our $50 million private placement with leading institutional investors extends our cash runway through 2028,” said Brendan Winslow, Chief Financial Officer of Atrium Therapeutics. “With ~$290 million on our balance sheet, we are well positioned to deliver on our upcoming milestones.”

Recent Highlights

•

Presented nonclinical data showing ATR 1072 reversed cardiac glycogen accumulation and improved features of PRKAG2 syndrome. A mouse-specific version of ATR 1072 reversed cardiac glycogen accumulation and reduced measures of hypertrophy including a reduction in heart weight and left ventricular wall thickness. Treatment also led to improvement in ECG parameters measuring electrical conduction, including PR interval. These findings continue to strengthen the scientific rationale for ATR 1072 targeting the root cause of the disease.

•

Dosed first patient in the Corventis Phase 1/2 trial of ATR 1072 in PRKAG2 syndrome. Corventis is the first clinical trial evaluating a potential treatment for the underlying genetic cause of PRKAG2 syndrome. The Company expects to report initial proof of concept data from the trial in the second half of 2027.

•

Closed $50 million private placement with leading institutional investors. The Company estimates the net proceeds from the private placement, together with existing cash, cash equivalents and investments, will fund its operations through 2028.

Anticipated Upcoming Milestones

•	Report initial trial data demonstrating proof of concept from global Phase 1/2 Corventis trial evaluating ATR 1072 as a potential treatment for PRKAG2 syndrome in the second half of 2027.

•	File IND application in 2027 for ATR 1086, being developed for people living with PLN cardiomyopathy.

•	Advance two undisclosed pipeline programs for rare cardiomyopathy targets including selecting the next development candidate in 2027.

Third Quarter 2026 Financial Results

•

Collaboration Revenue: Collaboration revenue was $15.3 million for the third quarter of 2026, primarily related to the $15.0 million milestone earned under Atrium’s research collaboration and license agreement with Bristol Myers Squibb (BMS), with the remainder related to R&D services.

•

Research and Development (R&D) Expenses: R&D expenses were $13.8 million for the third quarter of 2026, primarily reflecting Corventis clinical trial activities, manufacturing and IND-enabling nonclinical costs for ATR 1086, and continued development of the Company’s overall research capabilities.

•

General and Administrative (G&A) Expenses: G&A expenses were $8.2 million for the third quarter of 2026, driven by employee-related expenses, professional fees, and costs to support the Company’s expanded operations.

•

Cash, Cash Equivalents, and Short-term Investments: As of September 30, 2026, Atrium had $232.1 million in cash, cash equivalents and short-term investments. The Company’s pro-forma cash balance as of September 30, 2026, including receipt of the $15.0 million milestone payment from BMS announced in August and net proceeds from the $50.0 million private placement closed in October, is $293.6 million, which the Company estimates will fund its operations through 2028.

About Atrium Therapeutics

Atrium Therapeutics, Inc. (Nasdaq: RNA) is pioneering targeted delivery of ribonucleic acid (RNA) therapeutics to the heart to transform the standard of care for people living with cardiomyopathies. The Company’s proprietary technology - designed at Avidity Biosciences, Inc. - combines the tissue selectivity of monoclonal antibodies (mAbs) and other targeted delivery ligands with the precision of oligonucleotides and is designed to selectively target the underlying drivers of genetically driven cardiac diseases through targeted, non-viral delivery of small interfering RNA (siRNA). This approach builds upon learnings from demonstrated delivery to skeletal muscle and applies it for efficient delivery to the heart, with the potential to overcome challenges associated with non-specific tissue delivery. The Company’s pipeline includes ATR 1072 for PRKAG2 syndrome, ATR 1086 for PLN (phospholamban) cardiomyopathy and two undisclosed research targets in rare cardiomyopathies.

For more information about our RNA delivery platform, development pipeline and people, please visit https://atriumtherapeutics.com/ and engage with us on LinkedIn.

Availability of Other Information About Atrium Therapeutics

Investors and others should note that Atrium Therapeutics communicates with its investors and the public using its website https://atriumtherapeutics.com/, including, but not limited to, Atrium Therapeutics’ disclosures, investor presentations and FAQs, Securities and Exchange Commission (“SEC”) filings, press releases, public conference call transcripts and webcast transcripts, as well as on LinkedIn. The information that Atrium Therapeutics posts on its website or on LinkedIn could be deemed to be material information. As a result, Atrium Therapeutics encourages investors, the media, and others interested to review the information that it posts there on a regular basis. The contents of Atrium Therapeutics’ website or social media shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

About the Corventis™ Trial

Corventis™ is a Phase 1/2 open-label, multicenter clinical trial designed to evaluate the safety, tolerability, pharmacokinetics, pharmacodynamics, and efficacy of ATR 1072 in participants living with PRKAG2 syndrome. The study will enroll approximately 37 participants across two parts: Part A, multiple ascending dose cohorts to characterize safety and support dose selection, and Part B, a single-arm expansion cohort at the recommended Phase 2 dose to further evaluate efficacy trends in cardiac structure and function. The study’s primary endpoint is the incidence of treatment-emergent adverse events, with secondary and exploratory endpoints such as PRKAG2 mRNA reduction, siRNA tissue concentrations and plasma pharmacokinetics.

Additional information about the trial is available at www.corventistrial.com.

About PRKAG2 Syndrome

PRKAG2 syndrome is a rare, autosomal dominant, early-onset cardiomyopathy caused by variants in the PRKAG2 gene, which encodes the Gamma 2 regulatory subunit of AMPK. Variants enhance AMPK activity leading to abnormal glycogen accumulation in the heart, thickened heart muscles, electrical conduction problems, and arrhythmias. Based on current scientific literature estimates, there are at least 1,000 – 2,000 people with PRKAG2 syndrome in the US. Current management is limited to symptomatic treatment; no approved therapies exist to address the underlying genetic driver of disease.

About PLN Cardiomyopathy

Phospholamban (“PLN”) cardiomyopathy is a rare autosomal dominant, progressive cardiac disease caused by mutations in PLN, a key regulator of sarcoplasmic reticulum Ca2+-ATPase 2a (“SERCA2a”) calcium pump. PLN mutations produce protein aggregates that disrupt endoplasmic reticulum processes and lead to dilated, arrhythmogenic, or hypertrophic cardiomyopathies and a significantly increased risk of heart failure and sudden cardiac death. There are 2,000 – 4,000 people with pathogenic PLN variants in the United States. No approved therapies target the underlying molecular cause of the disease.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements can generally be identified by words such as “potential,” “can,” “will,” “plan,” “may,” “could,” “would,” “expect,” “anticipate,” “look forward,” “believe,” “committed,” “investigational,” “pipeline,” “ designed to, “ “ target, “ “continue,” “encouraged,” “support,” or similar terms, or by express or implied discussions regarding Atrium Therapeutics’ (“Atrium’s” “we” or “our”) product candidates, nonclinical studies, clinical trials and future results of operations and financial condition. Specifically, this press release contains forward-looking information relating to the Company’s expected cash runway and the period over which existing cash, cash equivalents and investments are expected to fund planned operations; research and development plans; anticipated timing, design and conduct of ongoing and planned nonclinical studies and clinical trials for product candidates; the design, conduct, enrollment and anticipated progress of the Corventis Phase 1⁄2 clinical trial, including the expected number of participants and availability of data; the disease-modifying potential of ATR 1072 to treat PRKAG2 syndrome; the timing and likelihood of regulatory filings for product candidates; and the advancement of our pipeline, including ATR 1086 and our research programs; our expectations regarding our RNA delivery platform and ability to generate high-quality cardiology development candidates. Such forward-looking statements are based on management’s current beliefs and expectations regarding future events, and are subject to significant known and unknown risks and uncertainties. Particular areas where risks or uncertainties could cause our actual results to be materially different than those expressed in our forward-looking statements include but are not limited to: the initiation, timing, progress, and results of our research and development programs, nonclinical studies and clinical trials, including Corventis, and the timing and outcome of our regulatory submissions and interactions with regulatory authorities; the potential for clinical trial results to differ from our nonclinical studies, including results observed in animal models of disease and with surrogate molecules; the occurrence of adverse events or other unexpected safety findings, which could result in clinical holds or the delay or discontinuation of development; our ability to identify and timely enroll a sufficient number of participants in our clinical trials; the beneficial characteristics, including potential safety, efficacy and therapeutic effects of our product candidates and the potential advantages of our product candidates compared to alternative therapies; the success and capabilities of the RNA delivery platform; the prevalence of certain diseases and conditions we intend to treat and our estimates of the potential market opportunity for our product candidates; the timing of and costs involved in obtaining and maintaining regulatory approval of our current and any future product candidates; our ability to develop our current and future product candidates; the implementation of our strategic plans for our business, product candidates, research programs and technologies; developments related to our competitors and our industry; our competitive position and the success of competing therapies that are or may become available; our ability to maintain our current license agreements and collaborations and identify and enter into future license agreements and collaborations; the expected potential benefits of strategic collaborations with third parties and our ability to attract collaborators in the future; our reliance on third parties for manufacturing and to conduct nonclinical studies and clinical trials of our product candidates; our ability to efficiently and cost-effectively conduct our current and future trials; the costs of operating as a public Company; the accuracy of our estimates regarding future expenses, future revenue, capital requirements and the need for additional financing; the period over which we estimate our existing cash and cash equivalents will be sufficient to fund our future operating expenses and capital expenditure requirements; and other factors specified under the heading “Risk Factors” in Atrium’s Quarterly Reports on Form 10-Q for the quarter ended September 30, 2026 filed with the SEC and in other filings and furnishings made by Atrium with the SEC from time to time, which are all available on the SEC’s website at www.sec.gov. Atrium is providing the information in this communication as of this date and does not undertake any obligation to update any forward-looking statements contained in this communication as a result of new information, future events or otherwise, except as required by law.

For further information: Investor Relations and Media Contact: Stephanie Kenney, Chief Corporate Affairs Officer, investors@atrium-tx.com

Atrium Therapeutics, Inc.

Condensed Statements of Operations and Comprehensive Loss

(in thousands except per share information)

(Unaudited)

Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Collaboration revenue	$15,321	$12,339	$37,960	$17,759
Operating expenses:
Research and development	13,796	9,749	45,796	29,979
General and administrative	8,154	2,803	38,691	8,309

Total operating expenses	21,950	12,552	84,487	38,288

Loss from operations	(6,629)	(213)	(46,527)	(20,529)

Other income (expense)
Interest income	2,186	—	4,943	—
Other income (expense), net	177	—	499	(12)

Total other income (expense)	2,363	—	5,442	(12)

Net loss before taxes	$(4,266)	$(213)	$(41,085)	$(20,541)

Income tax benefit	—	176	—	176

Net loss	$(4,266)	$(37)	$(41,085)	$(20,365)

Basic and diluted net loss per share of common stock	$(0.25)	$(0.00)	$(2.41)	$(1.19)
Weighted average shares of common stock outstanding used in the calculation of basic and diluted net loss per share of common stock	17,037	17,106	17,082	17,106
Other comprehensive loss:
Net unrealized loss on short-term investments	(112)	—	(347)	—

Comprehensive loss	$(4,378)	$(37)	$(41,432)	$(20,365)

Balance Sheets

	September 30,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$44,565	$—
Short-term investments	187,509	—
Collaboration receivable	15,000	—
Prepaid assets	8,537	1,535
Restricted cash, current portion	312	—
Other current assets	2,129	1,310

Total current assets	258,052	2,845
Restricted cash, net of current portion	106	—
Property and equipment, net	4,190	2,724
Right-of-use asset	520	2,784
Other long-term assets	1,117	—

Total assets	$263,985	$8,353

Liabilities and Stockholders’ Equity/Former Parent’s Deficit
Current liabilities:
Accounts payable	$782	$4,398
Accrued liabilities	8,703	8,945
Accrued compensation	5,052	3,147
Lease liabilities	679	3,672
Deferred revenue, current portion	9,447	21,639

Total current liabilities	24,663	41,801
Deferred revenue, net of current portion	32,923	28,691
Other long-term liabilities	1,381	574

Total liabilities	58,967	71,066
Commitments and contingencies
Stockholders’ equity/Former Parent’s deficit:
Preferred stock, $0.001 par value; 40,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 400,000 shares authorized; 16,401 shares issued and outstanding as of September 30, 2026, and no shares authorized, issued, or outstanding as of December 31, 2025	16	—
Additional paid-in capital	217,673	—
Accumulated deficit	(12,324)	—
Accumulated other comprehensive loss, net	(347)	—
Net investment from Former Parent	—	(62,713)

Total stockholders’ equity/Former Parent’s deficit	205,018	(62,713)

Total liabilities and Stockholders’ equity/Former Parent’s deficit	$263,985	$8,353